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                         [LETTERHEAD OF BUCKLEY DODDS]


July 8, 1998





Securities Exchange Commission

Dear Sirs:

Re: Interactive Entertainment Limited, "the Company" (formerly Skygames
    International Inc.)
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We refer the Form 10-K/A No. 2 Annual Report of the Company to be filed on or about July 8, 1998.

We consent to the use in the above mentioned Form 10-K/A No. 2 Annual Report of our report dated April 28, 1997, to the shareholders of the Company on the following financial statements:

     -    Consolidated balance sheets as at February 28, 1997 and February 29,
          1996;

     - Consolidated statements of operations, deficit and changes in financial position for the years then ended.

We report that we have read the Form 10-K/A No. 2 Annual Report and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from the financial statements upon which we have reported or that is within our knowledge as a result of our audit of such financial statements.

This letter is provided to the Securities Regulatory Authority to which it is addressed pursuant to the requirements of their securities legislation and not for any other purpose.

Yours truly,


/s/ Buckley Dodds

BUCKLEY DODDS
Chartered Accountants

                         [LETTERHEAD OF BUCKLEY DODDS]